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                                                                    Exhibit 4.59

  SECOND AMENDMENT TO SUPPLY CONTRACT FOR SURABAYA- UJUNG PANDANG - BANJARMASIN
  (SUB) CAPACITY EXPANSION NO. K.TEL 20/HK920/ITS-00/2007 DATED 26 JANUARY 2007

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The Parties:           1.   TELKOM; and

                       2.   NEC Corporation ("NEC").

Preceding Agreements:  1.   Supply Contract for Surabaya- Ujung Pandang -
                            Banjarmasin (SUB) Capacity Expansion No.
                            K.TEL.188/HK910/ITS-00/2006 dated 16 August 2006;

                       2.   First Amendment No.K.TEL. 431/HK920/ITS-00/2006 dated 29 December 2006.

Amended Provision:     The parties agree to amend the total agreement price.
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